EXHIBIT 10.19

                       Euro Tech Holdings Company Limited
                          c/o Euro Tech (Far East) Ltd.
                           18/F Gee Chang Hang Centre
                        65 Wong Chuk Hang Road, Hong Kong

                                          August 11, 1999

To Our Shareholders,

      (CLWT & CLWTW - NASDAQ SmallCap) Euro Tech Holdings Company Limited has declared a 20% stock dividend to holders of record of its common stock. For each five shares of Euro Tech's common stock, a recordholder will be entitled to receive one additional share. The dividend is expected to be paid on or about September 17, 1999.

      The record date for the stock dividend is September 3, 1999 at 5:00 p.m. (New York time).

      Euro Tech will not issue fractional shares, instead settling fractional shares, if any, by the payment of funds based upon the market value of Euro Tech's shares on the record date.

                                Sincerely,


                                T. C. Leung, Chairman of the Board of Directors